UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2012

                                BOOKS-A-MILLION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20664	63-0798460
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

402 Industrial Lane
Birmingham, Alabama 35211
 (Address of principal executive offices, including zip code)

(205) 942-3737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K (the “Original Filing”) of Books-A-Million, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 26, 2012.  The Company is filing this Amendment to disclose additional information required by Item 5.02(c)(2) and (3) of Form 8-K with respect to the Company’s newly appointed Chief Financial Officer, R. Todd Noden, as well as to clarify the anticipated date of commencement of Mr. Noden’s employment with the Company.  The Original Filing is not modified in any other respects.  In accordance with Securities Exchange Act Rule 12b-15, the complete text of Item 5.02, as amended, is set forth below.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2012, Books-A-Million, Inc. (the “Company”) issued a press release announcing the resignation of Brian W. White as the Chief Financial Officer and the appointment of R. Todd Noden as the Chief Financial Officer, with both events to occur effective April 25, 2012.  Mr. Noden is expected to commence employment with the Company on or around May 14, 2012.

Mr. Noden, age 49, has over 20 years of experience in finance and accounting.  Prior to joining Books-A-Million, Mr. Noden served as Chief Financial Officer of Dobbs Mills, LLC from September, 2011 to present and as Vice President, Accounting & Financial Analysis of Racetrac Petroleum, Inc. from 2006 to 2011.  Mr. Noden is a certified public accountant and holds a Master of Business Administration with a specialization in Finance from the University of Chicago Booth School of Business and a Bachelor of Science in Industrial Management from Purdue University.  In his new role, Mr. Noden will report to Terrance G. Finley, Chief Executive Officer and President of the Company.

Mr. Noden does not have a fixed term of office and will serve as the Chief Financial Officer of the Company at the pleasure of the Board of Directors.  Mr. Noden’s initial annual base salary will be $210,000, subject to increase based on individual and Company performance.  Additionally, Mr. Noden will be eligible to receive an annual bonus under the Company’s annual cash bonus program up to 75% of his base salary.  Mr. Noden will be eligible to receive discretionary bonuses and to participate in the Company’s 2005 Incentive Award Plan and Executives’ Deferred Compensation Plan, as well as the Company’s regular benefit plans and programs.

There is no written employment agreement between Mr. Noden and the Company.  There are no arrangements or understandings between Mr. Noden and any other person pursuant to which he was appointed Chief Financial Officer.  There is no family relationship between Mr. Noden and any of the Company’s directors or officers.  There are no related party transactions reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC.
By:	/s/ Terrance G. Finley
Terrance G. Finley Chief Executive Officer and President

Dated: April 30, 2012